UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 1, 2011

MIP SOLUTIONS, INC.

(Exact Name of registrant as specified in its Charter)

         Nevada                    333-141927                   20-4047619

(State of Incorporation)       Commission File No.          (IRS Employer

                                                             Identification No.)

       3941 Park Dr. #20-196, El Dorado Hills, CA                 95762

      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number: (916) 293-6337

26421 Hwy 395 N., Kettle Falls, WA  99141

(Registrant's former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On November 1, 2011 the Company was notified that its independent registered public accounting firm, BehlerMick PS will no longer be servicing clients effective November 1, 2011. The reports of BehlerMick PS on the Company’s financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the period of engagement through such dismissal, there were no disagreements with BehlerMick PS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BehlerMick PS, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the same period, there have been no reportable events, as that term is defined in Item 304(a) of Regulation SK.

On November 10, 2011, MIPSolutions, Inc. engaged MartinelliMick PLLC, as its new independent registered public accounting firm. The decision to change accountants was approved by the Board of Directors of the Company. During the two most recent fiscal years and through November 1, 2011, the Registrant has not consulted with MartinelliMick PLLC regarding any of the matters described in Item 304(a) of Regulation SK.

The Company is unable to obtain Exhibit 16.1 from the predecessor auditor, as the firm no longer practices public accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIP Solutions,Inc.

Dated: November 14, 2011

By:   Jeff Lamberson

Title: President